Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 4, 2021, in the Registration Statement on Form S-1 and the related prospectus of Innovid Corp., with respect to the financial statements of Innovid Inc. as of December 31, 2020 and 2019, and for the two years in the period ended December 31, 2020.

December 20, 2021	/S/ Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global
Tel-Aviv, Israel